EXHIBIT 1.01

ARRIS INTERNATIONAL PLC

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1, 2018 TO DECEMBER 31, 2018

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

INTRODUCTION

This Conflict Minerals Report for ARRIS International plc including all of its subsidiaries (“ARRIS,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2018 to December 31, 2018.

ARRIS is a provider of products and services to cable operators and wireline telecommunications (“telco”) service providers (collectively, “network operators”) that enable the delivery of video, voice and data services to consumers. The product portfolio primarily includes interactive settop boxes, Wi-Fi access points, network switches, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE (consumer premises equipment).

For the reporting period from January 1, 2018 to December 31, 2018, ARRIS conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture, after January 1, 2018, for which the results of our reasonable country of origin inquiry and due diligence conducted on these conflict minerals are presented herein.

REASONABLE COUNTRY OF ORIGIN INQUIRY

We conducted a reasonable country of origin inquiry (RCOI) of relevant 3TG Direct Suppliers using the Responsible Minerals Initiative (RMI) Conflict Minerals Reporting Template (“CMRT”), which included questions about the location or mine of origin, and encouraged those suppliers to make similar efforts to survey their supply chain using the CMRT and report the facilities and location or mine of origin for necessary conflict minerals.

DUE DILIGENCE MEASURES

We conducted due diligence on the source and chain of custody of our conflict minerals to ascertain whether these conflict minerals originated in the Democratic Republic of the Congo or any of its adjoining countries and financed or benefited non-state armed groups in any of these countries.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1)	establish strong Company management systems for conflict minerals supply chain due diligence;

2)	identify and assess conflict minerals risks in our supply chain;

3)	design and implement strategies to respond to conflict minerals risks identified;

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

4)	contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5)	report on our conflict minerals supply chain due diligence activities.

Due Diligence Measures Performed

Our due diligence measures included the following activities:

1)	Established an internal team to implement the ARRIS Conflict Minerals Program reporting directly to the VP of Compliance. The internal team has been reviewed and adjusted to ensure all relevant people and resources are engaged to support the highest level of excellence in the program;

2)	established company policies and requirements and incorporated those requirements into supplier contracts to define ARRIS’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to ARRIS. Company policies and contractual requirements with our suppliers are periodically reviewed and adjusted to incorporate improvements to the program;

3)	conducted a review to identify relevant direct suppliers of products containing necessary conflict minerals (in the form of gold and the derivatives tin, tantalum, and tungsten, or collectively, “3TG” and “3TG Direct Suppliers”);

4)	reviewed all supplier responses against internally established criteria for completeness, consistency and risk; contacted suppliers that provided incomplete, inaccurate or untraceable information to correct and/or obtain additional information; and

5)	vetted all facilities reported by suppliers against the RMI Smelter Database and the RMI RCOI Data to determine smelter validity and country of origin.

Due Diligence Results

We had a response rate of 100% to our supplier RCOI and due diligence performed for facilities (smelters) indicated by suppliers as having sources in the covered countries is as follows:

Based on the RMI RCOI Data (dated 1-25-19) 39 smelters or refiners were identified as sourcing from the covered countries. All were listed on the RMI Conflict-Free Smelter list.

One supplier indicated a gold smelter located in Zambia. According to the RMI Smelter database, the smelter has thus far refused to participate in the RMI Responsible Minerals Assurance Process (RMAP). Detailed sourcing information is not available at this time. RMI continues to urge them to participate in the program.

Overall, of the 304 unique smelters identified by our suppliers and verified against RMI known smelters and refiners, 249 are listed as “Conformant” by RMI and 5 are “Active” (RMI Database 1-25-19).

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

Product Descriptions

ARRIS’ product portfolio primarily includes interactive settop boxes, Wi-Fi access points, network switches, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE (consumer premises equipment). Detailed descriptions and technical information can be found on our website (www.arris.com). ARRIS products contain tin, tantalum, tungsten and gold, or collectively, “3TG” in integrated circuits, plating, resistors, capacitors, connectors and similar electronic components found in virtually all consumer electronics.

Countries of origin and facilities used to process conflict minerals in ARRIS products

The following list represents the smelters and refiners provided by suppliers, verified against RMI known smelters and refiners.

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA	CID002708
Advanced Chemical Company	Gold	UNITED STATES OF AMERICA	CID000015
Aida Chemical Industries Co., Ltd.	Gold	JAPAN	CID000019
Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL	CID000058
Argor-Heraeus S.A.	Gold	SWITZERLAND	CID000077
Asahi Pretec Corp.	Gold	JAPAN	CID000082
Asahi Refining Canada Ltd.	Gold	CANADA	CID000924
Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA	CID000920
Asaka Riken Co., Ltd.	Gold	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	CID000103
AU Traders and Refiners	Gold	SOUTH AFRICA	CID002850
Aurubis AG	Gold	GERMANY	CID000113
Bangalore Refinery	Gold	INDIA	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Boliden AB	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
Caridad	Gold	MEXICO	CID000180

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
CCR Refinery - Glencore Canada Corporation	Gold	CANADA	CID000185
Cendres + Metaux S.A.	Gold	SWITZERLAND	CID000189
Chimet S.p.A.	Gold	ITALY	CID000233
Chugai Mining	Gold	JAPAN	CID000264
Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID000328
Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA	CID000343
Degussa Sonne / Mond Goldhandel GmbH	Gold	GERMANY	CID002867
DODUCO Contacts and Refining GmbH	Gold	GERMANY	CID000362
Dowa	Gold	JAPAN	CID000401
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	CID000359
Eco-System Recycling Co., Ltd.	Gold	JAPAN	CID000425
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	CID002561
Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE	CID002515
GCC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA	CID002852
Geib Refining Corporation	Gold	UNITED STATES OF AMERICA	CID002459
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA	CID002243
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA	CID001909
Guangdong Jinding Gold Limited	Gold	CHINA	CID002312
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA	CID000671
HeeSung Metal Ltd.	Gold	KOREA, REPUBLIC OF	CID000689
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	CID000711
Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA	CID000767
HwaSeong CJ CO., LTD.	Gold	KOREA, REPUBLIC OF	CID000778
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Italpreziosi	Gold	ITALY	CID002765
Japan Mint	Gold	JAPAN	CID000823
Jiangxi Copper Co., Ltd.	Gold	CHINA	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	CID000927
JSC Uralelectromed	Gold	RUSSIAN FEDERATION	CID000929

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	CID000937
Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES	CID002563
Kazakhmys Smelting LLC	Gold	KAZAKHSTAN	CID000956
Kazzinc	Gold	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA	CID000969
KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND	CID002511
Kojima Chemicals Co., Ltd.	Gold	JAPAN	CID000981
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID002605
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	CID001029
Kyshtym Copper-Electrolytic Plant ZAO	Gold	RUSSIAN FEDERATION	CID002865
L'azurde Company For Jewelry	Gold	SAUDI ARABIA	CID001032
Lingbao Gold Co., Ltd.	Gold	CHINA	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA	CID001058
L'Orfebre S.A.	Gold	ANDORRA	CID002762
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA	CID001093
Marsam Metals	Gold	BRAZIL	CID002606
Materion	Gold	UNITED STATES OF AMERICA	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	CID001147
Metalor Technologies S.A.	Gold	SWITZERLAND	CID001153
Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO	CID001161
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	CID002509
Modeltech Sdn Bhd	Gold	MALAYSIA	CID002857
Morris and Watson	Gold	NEW ZEALAND	CID002282
Morris and Watson Gold Coast	Gold	AUSTRALIA	CID002866
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY	CID001220
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	CID001236

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Nihon Material Co., Ltd.	Gold	JAPAN	CID001259
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	CID001326
OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	CID000493
PAMP S.A.	Gold	SWITZERLAND	CID001352
Pease & Curren	Gold	UNITED STATES OF AMERICA	CID002872
Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA	CID001362
Planta Recuperadora de Metales SpA	Gold	CHILE	CID002919
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PX Precinox S.A.	Gold	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	CID001512
Refinery of Seemine Gold Co., Ltd.	Gold	CHINA	CID000522
REMONDIS PMR B.V.	Gold	NETHERLANDS	CID002582
Royal Canadian Mint	Gold	CANADA	CID001534
SAAMP	Gold	FRANCE	CID002761
Sabin Metal Corp.	Gold	UNITED STATES OF AMERICA	CID001546
Safimet S.p.A	Gold	ITALY	CID002973
SAFINA A.S.	Gold	CZECH REPUBLIC	CID002290
Sai Refinery	Gold	INDIA	CID002853
Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	CID001555
Samwon Metals Corp.	Gold	KOREA, REPUBLIC OF	CID001562
SAXONIA Edelmetalle GmbH	Gold	GERMANY	CID002777
SEMPSA Joyeria Plateria S.A.	Gold	SPAIN	CID001585
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	CID001736
Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA	CID001761

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA	CID003153
Sudan Gold Refinery	Gold	SUDAN	CID002567
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID002918
T.C.A S.p.A	Gold	ITALY	CID002580
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA	CID001916
Tokuriki Honten Co., Ltd.	Gold	JAPAN	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA	CID001947
Tony Goetz NV	Gold	BELGIUM	CID002587
TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN	CID002615
Torecom	Gold	KOREA, REPUBLIC OF	CID001955
Umicore Brasil Ltda.	Gold	BRAZIL	CID001977
Umicore Precious Metals Thailand	Gold	THAILAND	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA	CID001993
Universal Precious Metals Refining Zambia	Gold	ZAMBIA	CID002854
Valcambi S.A.	Gold	SWITZERLAND	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA	CID002030
WIELAND Edelmetalle GmbH	Gold	GERMANY	CID002778
Yamakin Co., Ltd.	Gold	JAPAN	CID002100
Yokohama Metal Co., Ltd.	Gold	JAPAN	CID002129
Yunnan Copper Industry Co., Ltd.	Gold	CHINA	CID000197
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
Asaka Riken Co., Ltd.	Tantalum	JAPAN	CID000092
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA	CID002504
Exotech Inc.	Tantalum	UNITED STATES OF AMERICA	CID000456
F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
FIR Metals & Resource Ltd.	Tantalum	CHINA	CID002505
Global Advanced Metals Aizu	Tantalum	JAPAN	CID002558
Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA	CID002557
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA	CID000291
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	CID000616
H.C. Starck Co., Ltd.	Tantalum	THAILAND	CID002544

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	CID002547
H.C. Starck Inc.	Tantalum	UNITED STATES OF AMERICA	CID002548
H.C. Starck Ltd.	Tantalum	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY	CID002550
H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY	CID002545
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002512
Jiangxi Tuohong New Raw Material	Tantalum	CHINA	CID002842
Jiujiang Janny New Material Co., Ltd.	Tantalum	CHINA	CID003191
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002506
KEMET Blue Metals	Tantalum	MEXICO	CID002539
KEMET Blue Powder	Tantalum	UNITED STATES OF AMERICA	CID002568
LSM Brasil S.A.	Tantalum	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	CID001163
Mineracao Taboca S.A.	Tantalum	BRAZIL	CID001175
Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN	CID001192
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
NPM Silmet AS	Tantalum	ESTONIA	CID001200
Power Resources Ltd.	Tantalum	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
QuantumClean	Tantalum	UNITED STATES OF AMERICA	CID001508
Resind Industria e Comercio Ltda.	Tantalum	BRAZIL	CID002707
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID001522
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	CID001769
Taki Chemical Co., Ltd.	Tantalum	JAPAN	CID001869
Telex Metals	Tantalum	UNITED STATES OF AMERICA	CID001891
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	CID002508
Alpha	Tin	UNITED STATES OF AMERICA	CID000292
An Vinh Joint Stock Mineral Processing Company	Tin	VIET NAM	CID002703
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA	CID000228
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA	CID003190

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
CV Ayi Jaya	Tin	INDONESIA	CID002570
CV Dua Sekawan	Tin	INDONESIA	CID002592
CV Gita Pesona	Tin	INDONESIA	CID000306
CV United Smelting	Tin	INDONESIA	CID000315
CV Venus Inti Perkasa	Tin	INDONESIA	CID002455
Dowa	Tin	JAPAN	CID000402
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIET NAM	CID002572
EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Estanho de Rondonia S.A.	Tin	BRAZIL	CID000448
Fenix Metals	Tin	POLAND	CID000468
Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA	CID002848
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA	CID000555
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA	CID003116
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA	CID002849
HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA	CID002844
Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA	CID000760
Jiangxi New Nanshan Technology Ltd.	Tin	CHINA	CID001231
Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL	CID002468
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	CID001105
Melt Metais e Ligas S.A.	Tin	BRAZIL	CID002500
Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA	CID001142
Metallo Belgium N.V.	Tin	BELGIUM	CID002773
Metallo Spain S.L.U.	Tin	SPAIN	CID002774
Mineracao Taboca S.A.	Tin	BRAZIL	CID001173
Minsur	Tin	PERU	CID001182
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
Modeltech Sdn Bhd	Tin	MALAYSIA	CID002858
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002573
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	CID002517
Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Pongpipat Company Limited	Tin	MYANMAR	CID003208
PT Aries Kencana Sejahtera	Tin	INDONESIA	CID000309
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
PT Babel Inti Perkasa	Tin	INDONESIA	CID001402
PT Bangka Prima Tin	Tin	INDONESIA	CID002776
PT Bangka Serumpun	Tin	INDONESIA	CID003205
PT Bangka Tin Industry	Tin	INDONESIA	CID001419
PT Belitung Industri Sejahtera	Tin	INDONESIA	CID001421
PT Bukit Timah	Tin	INDONESIA	CID001428
PT DS Jaya Abadi	Tin	INDONESIA	CID001434
PT Inti Stania Prima	Tin	INDONESIA	CID002530
PT Karimun Mining	Tin	INDONESIA	CID001448
PT Kijang Jaya Mandiri	Tin	INDONESIA	CID002829
PT Menara Cipta Mulia	Tin	INDONESIA	CID002835
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Panca Mega Persada	Tin	INDONESIA	CID001457
PT Premium Tin Indonesia	Tin	INDONESIA	CID000313
PT Prima Timah Utama	Tin	INDONESIA	CID001458
PT Rajehan Ariq	Tin	INDONESIA	CID002593
PT Refined Bangka Tin	Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	Tin	INDONESIA	CID001463
PT Stanindo Inti Perkasa	Tin	INDONESIA	CID001468
PT Sukses Inti Makmur	Tin	INDONESIA	CID002816
PT Sumber Jaya Indah	Tin	INDONESIA	CID001471
PT Timah Tbk Kundur	Tin	INDONESIA	CID001477
PT Timah Tbk Mentok	Tin	INDONESIA	CID001482
PT Tinindo Inter Nusa	Tin	INDONESIA	CID001490
PT Tirus Putra Mandiri	Tin	INDONESIA	CID002478
PT Tommy Utama	Tin	INDONESIA	CID001493
Resind Industria e Comercio Ltda.	Tin	BRAZIL	CID002706
Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA	CID001539
Soft Metais Ltda.	Tin	BRAZIL	CID001758
Super Ligas	Tin	BRAZIL	CID002756
Thaisarco	Tin	THAILAND	CID001898
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002574
White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL	CID002036

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID002158
Yunnan Tin Company Limited	Tin	CHINA	CID002180
A.L.M.T. Corp.	Tungsten	JAPAN	CID000004
ACL Metais Eireli	Tungsten	BRAZIL	CID002833
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	CID000499
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA	CID002645
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494
Global Tungsten & Powders Corp.	Tungsten	UNITED STATES OF AMERICA	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
H.C. Starck Smelting GmbH & Co. KG	Tungsten	GERMANY	CID002542
H.C. Starck Tungsten GmbH	Tungsten	GERMANY	CID002541
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA	CID002579
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID000769
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID003182
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	CID002649
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002551
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	CHINA	CID002647
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA	CID002313
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	CID002316
Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA	CID000966
Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA	CID000105
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Masan Tungsten Chemical LLC (MTC)	Tungsten	VIET NAM	CID002543
Moliren Ltd.	Tungsten	RUSSIAN FEDERATION	CID002845
Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA	CID002589
Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES	CID002827

ARRIS INTERNATIONAL PLC - CONFLICT MINERALS REPORT 2018

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA	CID002815
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM	CID001889
Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION	CID002724
Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA	CID002044
Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF	CID002843
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	CID002320
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA	CID002830
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	CID002095

Countries of origin for these facilities are believed to include: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, Czech Republic, Democratic Republic of the Congo, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Peru, Philippines, Poland, Republic of Congo, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Sudan, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin

Through our participation in the RMI and requiring our suppliers to complete the CMRT we have determined that seeking information about conflict mineral smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.

Steps to be taken to mitigate risk

In 2018 we continued a smelter identification and acceptance review applied during processing of supplier CMRTs. This allowed us to provide feedback to suppliers identifying smelter entries that could not be recognized when referenced to the RMI standard smelter names or other known smelters/refiners and requesting that they work to resolve these unknown smelters for future submissions.

In 2019 we intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

-	Continue to urge suppliers to provide smelters than can be recognized or traced to facilities known as actual smelter or refiners to the RMI or other industry reference source.
-	Continue participation in RMI (Member ID ARRS) to drive the improvement of industry tools, resources and traceability programs.
-	Continue to use Supply Chain scorecard to drive supplier improvements in conflict minerals program and sourcing selections